Exhibit 4.6

                       SECOND AMENDMENT OF LOAN DOCUMENTS
                      ----------------------------------

     THIS SECOND AMENDMENT OF LOAN DOCUMENTS (this "Amendment") is made as of November 30, 2000, by and among the following parties:

     1.        SOUTHTRUST BANK ("Bank");

     2.        COLOR IMAGING, INC. ("Delaware Color");

     3. LOGICAL IMAGING SOLUTIONS, INC. ("Logical"), a California corporation;

     4.        COLOR IMAGE, INC. ("Georgia Color "), a Georgia corporation; and

     5.        ALOREX CORP. ("Alorex"), a New York corporation.

                               R E C I T A L S:
                               ----------------

     1.   Revolving Loans. Delaware Color, Logical, Georgia Color and Alorex
          ---------------
(collectively, jointly and severally, "Borrower"), are jointly and severally indebted to Bank under and in regard to various loans, including but not limited to the following loans (collectively, the "Revolving Loans"):

          a. Revolving Loan (the "First Revolving Loan") in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) evidenced by Revolving Note (as amended and modified, the "First Revolving Note") dated as of June 24, 1999, from Georgia Color to Bank, as amended by Revolving Note Modification Agreement dated as of May 5, 2000, Second Revolving Note Modification Agreement dated as of August 30, 2000, and Third Revolving Note Modification Agreement dated as of even date herewith, and subject to Loan and Security Agreement (the "Revolving Loan Agreement") dated as of May 5, 2000, between Georgia Color and Bank, as amended and affected by Amendment of Loan Documents (the "Amendment of Loan Documents") dated as of August 30, 2000; and

          b. Revolving Loan (the "Second Revolving Loan") in the maximum principal amount of Five Hundred Thousand Dollars ($500,000), evidenced by Line of Credit Promissory Note (as amended and modified, the "Second Revolving Note") from Georgia Color to Bank dated as of May 5, 2000, as amended and restated by Amended and Restated Line of Credit Promissory Note dated as of August 30, 2000, as amended by Revolving Note Modification Agreement of even date herewith, subject to the Revolving Loan Agreement and the Amendment of Loan Documents.

     2.   Amendments. Borrower has requested that Bank agree to extend the
          ----------
maturity of both the First Revolving Loan and the Second Revolving Loan and to modify certain of Borrower's covenants contained in the Revolving Loan Agreement. Bank has agreed to such requests, subject to execution and delivery of this Amendment and the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that (a) the foregoing recitals are true and correct and are incorporated herein by this reference, (b) any capitalized terms utilized herein, not defined herein but defined in the Revolving Loan Agreement shall have the definitions ascribed thereto in the Revolving Loan Agreement and (c) further as follows:

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     1.   Extension. The definition of "Commitment Period" set forth in
          ---------
Article 1 of the Revolving Loan Agreement is hereby amended by inserting "June 30, 2001" in lieu of "November 30, 2000" therein.

     2.   Financial Covenants. Section 6.21 of the Revolving Loan Agreement is
          -------------------
hereby amended and restated in its entirety as follows:

               "6.21. Financial Covenants. Maintain at all times that this
                      -------------------
          Agreement is in effect, calculated on a consolidated basis, the following: (a) Fixed Charge Coverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter of any Fiscal Year of not less than 1.20:1:00; (b) a ratio of Debt to Tangible Net Worth of not more than 3.50 to 1; (c) a ratio of Funded Debt to EBITDA with respect to the twelve-month period ending on the last day of any Fiscal Quarter of any Fiscal Year of not more than
          4.00 to 1.00; and (d) Tangible Net Worth of not less than $4,100,000.00. Calculation of the covenants shall be on a rolling twelve (12)- month period ending on the last day of any Fiscal Quarter of any Fiscal Year. The note receivable of $974,000 owed to Georgia Color from Kings Brothers in regard to Kings Brother's portion of the $4,100,000 industrial revenue bond obligation to which the Reimbursement Agreement pertains shall not be deducted from equity to determine Tangible Net Worth. The offsetting debt of $974,000 shall not be included in the definitions of Funded Debt or Debt for covenant calculation purposes."

     3.   Conditions. Bank's agreements set forth herein are subject to and
          ----------
conditioned upon satisfaction of the following conditions to Bank's satisfaction:

          a.   Bank Fee. Bank's receipt of an extension and amendment fee of
               --------
$10,000;

          b.   Costs. Payment by Borrower of all Bank's costs and expenses in
               -----
regard to the investigation, review and approval of this transaction, the preparation of this Amendment and all documents and agreements required hereby and the administration thereof, including, without limitation, (i) all legal fees, expenses and disbursements and other actual third-party expense reimbursements incurred or sustained by Bank in connection with this transaction, (ii) all travel, appraisal, audit, search and filing fees incurred or sustained by Bank in connection with this transaction or the administration of the Loans and this Amendment; (iii) all recording and filing fees, intangibles taxes, documentary and revenue stamps, other taxes or other expenses and charges payable in connection with this Amendment or any agreements or instruments executed in connection herewith and (iv) all costs, expenses (including fees and expenses of outside consultants), related to the administration of the transactions contemplated hereby.

          C.   Corporate Matters.  Borrower's causing to be delivered to Bank
               -----------------
evidence satisfactory to Bank that each of the entities constituting Borrower
(i) is a corporation duly organized and existing under the laws of the jurisdiction in which it is organized; (ii) is properly qualified or registered as a foreign corporation or entity in each jurisdiction in which it does business; (iii) has full right, power and authority to conduct its business as currently conducted; (iv) has full right, power and authority to enter into this Amendment and the agreements and documents set forth herein and required hereby and to consummate the transactions contemplated hereby; and (v) has taken all necessary action to authorize the execution, delivery and performance of the documents contemplated hereby to be executed and delivered;

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          d.   Opinions. Borrower's delivering to Bank opinions of counsel
               --------
satisfactory to Bank opining to such matters as Bank shall require, including but not limited to (i) the corporate matters set forth in the immediately preceding paragraph "c" and (ii) that this Amendment is a valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms;

          e.   Insurance Policies. Bank's receipt of evidence satisfactory to
               ------------------
Bank that Bank is a named additional insured on all hazard insurance policies and liability insurance policies of Borrower;

          f.   Liens. Satisfaction and/or removal by Borrower of (i) Federal Tax
               -----
Lien filed September of 1991 in the Office of the New York Department of State at File No. 20841; (ii) financing statement naming CIT as secured party filed March 17, 1995 in the Office of the New York Department of State at File No. 053989; judgment of Commissioner of New York State Insurance Fund, in the amount of $275,370.01 filed July 27, 1993 in New York County Clerks Office at File No. 00056928; and (iv) the following judgments of the New York City Department of Finance, City of New York, State of New York:

               i.    $88.38 filed April 15, 1996, at File No. 000851500, New
                     York County Clerks Office;

               ii.   $463.08 filed April 15, 1996, at File No. 00851547, New
                     York County Clerks Office; and

               iii. $22.09 filed April 15, 1996, at File No. 00852504, New York County Clerks Office;

          g.   Past Opinion. Legal opinions in form and substance acceptable to
               ------------
Bank regarding the Amendment of Loan Documents and the documents executed in connection therewith;

          h.   Patent Assignment. Evidence of recording in US Patent Office of
               -----------------
Patent Assignment from Michael W. Brennan to Borrower regarding United States Letters Patent Number 5,834,150 entitled "Solvent Vapor Fixing Methods and Process Color Toners for Use in Same".

          i.   Other Documents. The execution and delivery of such other
               ---------------
documents and agreements as Bank shall require to evidence and consummate the transactions described herein.

     4.   General Provisions.
          ------------------

          a.   Legal Counsel. Borrower acknowledges and agrees that legal
               -------------
counsel to Bank does not represent Borrower as Borrower's attorney, that Borrower has retained (or has had an opportunity to retain) counsel of its own choice and has not and will not rely upon any advice from Bank's counsel. In no event shall Borrower's reimbursement of expenses pursuant to this Amendment (even if effected by payment directly by Borrower to Bank's counsel) be deemed to establish any attorney-client relationship between Borrower and Bank's counsel.

          b.   No Waiver. The execution and delivery of this Amendment does not
               ---------
constitute, and shall not be construed as, a waiver by Bank of any default or Event of Default under any document, agreement or instrument. No delay or omission of Bank or any subsequent holder of the obligations of Borrower to Bank to exercise any right, remedy, power or privilege after the occurrence of such default or Event of Default shall be construed as a waiver of any such default, or acquiescence therein.

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          c.   Headings. The headings of the articles, sections, paragraphs and
               --------
subdivisions of this Amendment are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

          d.   Survival of Covenants; Reaffirmation. All covenants, agreements,
               ------------------------------------
representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Bank, notwithstanding any investigation made by or on behalf of Bank, and shall survive the execution and delivery to Bank of this Amendment. All the terms and conditions of the instruments and agreements amended by this Amendment are hereby ratified, affirmed and approved as herein amended. Obligors here reaffirm and restate each and every warranty and representation set forth in the Loan Documents, as amended by this Amendment. This Amendment shall not constitute a novation of the indebtedness evidenced by the Loan Documents.

          e.   Continuing Obligation; Benefits. This Amendment, and each and
               -------------------------------
every provision hereof, is a continuing obligation and shall (i) be binding upon each of the parties hereto and their respective heirs, representatives, successors and assigns, and (ii) inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors and assigns; provided, that none of Obligors may assign all or any part of this
         --------
Amendment without the prior written consent of Bank, which consent may be granted or withheld in the sole discretion of Bank.

          f.   Controlling Law. This Amendment shall be governed by and
               ---------------
construed in accordance with the laws of the State of Georgia.

          g.   Standard of Review . Any document, writing or instrument required
               ------------------
or permitted to be delivered to Bank under this Amendment shall be deemed satisfactory only if approved by Bank in the exercise of its sole discretion, and any act or approval permitted to be done by Bank under this Amendment shall be in Bank's sole discretion. Where in this Amendment reference is made to Bank's "discretion", or "sole discretion", said reference shall mean that with respect to the matter so designated, Bank shall have the absolute right to make decision with respect thereto and shall not be subject to any standard of good faith, fair dealing, reasonableness, or any other standard implied by any court or imposed by law, it being the intention of the parties that the decision of the Bank with respect to said matter shall be absolutely final and binding.

          i.   Miscellaneous. This Amendment may not be varied, altered, or
               -------------
amended except by a written instrument executed by an authorized officer of the Bank. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. Any provision in this Amendment which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provisions hereof.

          j.   General Waivers. To the fullest extent permitted by Applicable
               ---------------
Law, Borrower and all Obligors waive (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity-release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Obligors may in any way be liable; (ii) notice prior to Bank's taking possession or control of any collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of Bank's remedies, including the issuance of an immediate writ of possession; (iii) the

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benefit of all valuation, appraisement and exemption laws; (iv) any right
Obligor may have upon payment in full of the Obligations to require Bank to terminate its security interest in any collateral until the execution by Obligors of an agreement indemnifying Bank from any loss or damage Bank may incur as the result of dishonored checks or other items of payment received by Bank from Obligors or any Account Debtor and applied to the obligations owed to Bank; and (v) notice of Bank's acceptance hereof or of any document required hereby.

          k.   Loan Documents. From and after the date hereof, all references in
               --------------
any of the Georgia Color Loan Documents, the Other Loan Documents or any other agreements or documents evidencing, securing or otherwise relating to any of the obligations or liabilities described therein to any document or agreement amended by this Amendment shall mean and refer to such document or agreement as amended by this Amendment.

                      [SIGNATURES COMMENCE ON NEXT PAGE]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal as of the date first above written.

                                   COLOR IMAGING, INC., a Delaware corporation

                                   By: /s/ Sueling Wang
                                      -----------------------------------------
                                   Its: President, Sueling Wang
                                       ----------------------------------------

                                   Attest:   Ann Shieh
                                          -------------------------------------
                                   Its:   Asst. Secretary
                                       ----------------------------------------

                                          [CORPORATE SEAL]


                                   LOGICAL IMAGING SOLUTIONS, INC., a
                                   California corporation

                                   By: /s/ Sueling Wang
                                      -----------------------------------------
                                   Printed Name: Sueling Wang, President
                                                -------------------------------

                                   Attest:   Ann Shieh
                                          -------------------------------------
                                   Its:   Asst. Secretary
                                       ----------------------------------------

                                          [CORPORATE SEAL]


                                   COLOR IMAGE, INC., a Georgia corporation

                                   By: /s/ Sueling Wang
                                      -----------------------------------------
                                   Printed Name: Sueling Wang, President
                                                -------------------------------

                                   Attest:   Ann Shieh
                                          -------------------------------------
                                   Its:   Asst. Secretary
                                       ----------------------------------------

                                          [CORPORATE SEAL]

                      [SIGNATURES CONTINUED ON NEXT PAGE]

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                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                   ALOREX CORP., a New York corporation

                                   By: /s/ Sueling Wang
                                      -------------------------------------
                                   Printed Name: Sueling Wang, President
                                                ---------------------------

                                   Attest:  Ann Shieh
                                          ---------------------------------
                                   Its:   Asst. Secretary
                                       ------------------------------------

                                             [CORPORATE SEAL]



                                 SOUTHTRUST BANK

                                   By:  /s/ Mark T. Johnson
                                       ------------------------------------
                                   Its: Assistant Vice President
                                       ------------------------------------



                                               [BANK SEAL]

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